Exhibit 99.1

CURIOSITYSTREAM REPORTS
46% YEAR-OVER-YEAR REVENUE INCREASE

▪Revenue of $18.4 million, up 46%
▪Operating cash flow of $4.5 million, up 101%
▪59% gross margin, improving from 54% last year
▪Declared dividend of $0.08 per share

SILVER SPRING, Md. (November 12, 2025) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the quarter ended September 30, 2025. In addition, the Company’s Board of Directors declared the Company's fourth quarter cash dividend of $0.08 per share, payable on December 19, 2025, to stockholders of record on December 5, 2025.
“Our Q3 results—above guidance—reflect disciplined execution and durable, recurring demand for our content. Revenue grew 46% year over year, adjusted free cash flow increased 88%, and Adjusted EBITDA improved from negative to a positive $3 million,” said Clint Stinchcomb, President & CEO of CuriosityStream. “Our complementary growth engines—retail and wholesale subscriptions, plus AI and traditional licensing—are building momentum and strengthening CuriosityStream’s position at the intersection of knowledge, media, and artificial intelligence.”
Third Quarter 2025 Financial Results
•Revenue of $18.4 million, compared to $12.6 million in the third quarter of 2024;
•Record gross profit of $10.8 million or 58.7% gross margin, compared to $6.8 million or 53.7% gross margin in the third quarter of 2024;
•Net loss of $3.7 million, inclusive of $7.0 million of non-cash stock-based compensation, compared to a net loss of $3.1 million, inclusive of $2.7 million in non-cash stock-based compensation, in the third quarter of 2024.
•Adjusted EBITDA of $3.0 million, an improvement of $3.4 million, compared to Adjusted EBITDA loss of $0.4 million in the third quarter of 2024, a third sequential quarter of positive EBITDA;
•Record net cash provided by operating activities of $4.5 million, compared to $2.3 million in the third quarter of 2024;
•Record adjusted Free Cash Flow of $4.8 million, compared to $2.6 million in the third quarter of 2024;
•Total advertising and marketing and general and administrative expenses of $15.3 million;
•Paid an ordinary dividend of $4.6 million; and
•Cash, restricted cash and held-to-maturity securities balance of $29.3 million and no debt as of September 30, 2025.

Third Quarter 2025 Business Highlights
•Subscription services launched with partners in the U.S., Australia, New Zealand, and Germany
•Fourth straight quarter of expanded data and video licensing partnerships for AI training, we’ve assembled a nearly 2-million-hour library of video and audio across multiple genres;
•Building on the solid foundation of our advertising business with our U.S. Hispanic and flagship FAST channels recently launched on Amazon, Roku, LG, and Truth+;
•Strengthened our content lineup with the debut of four innovative originals — De-Extinction, Data Center Energy Crisis, Artemis II, and Flow; and
•Launched payment options in sixteen new currencies, including the Chinese Yuan, Russian Ruble, Thai Baht, and Israeli New Shekel.

Financial Outlook
CuriosityStream expects the following for the fourth quarter of 2025:
•Q4 revenue within the range of $18 - $20 million, which represents year-over-year growth of 27% - 42%.
•Q4 Adjusted Free Cash Flow1 within the range of $2.5 - $3.5 million.
1 See Non-GAAP Financial Measures below.
Conference Call Information
CuriosityStream will host a Q&A conference call today to discuss the Company’s third quarter 2025 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (877) 407-9716 or International at (201) 493-6779 and reference conference ID# 13756233. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.
Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2024, that CuriosityStream filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2025, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety.
Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream's subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.
Non-GAAP Financial Measures
To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted Free Cash Flow in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free Cash Flow, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
The Company is not able to provide expectations of net cash generated from operating activities, the closest comparable GAAP measure to Adjusted Free Cash Flow (a non-GAAP measure), on a forward-looking basis. The Company is unable to predict without unreasonable costs and efforts the ultimate amounts of certain cash receipts and outlays because, in part, such items may have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. These items are further described in the reconciliation tables and related descriptions below. Further, these items are uncertain, depend on various factors and could be material to the Company’s results computed in accordance with U.S. GAAP.
We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted Free Cash Flow are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill, intangible assets and content assets, restructuring charges and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash flow used in operating activities less purchases of property and equipment, restructuring charges and nonrecurring license fees.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us; and (3) Adjusted Free Cash Flow does not reflect: (a) our cash flow available for discretionary payments; (b) our future contractual commitments (such as any debt service requirements or dividend payments); (c) funds available for investment or other discretionary uses; (d) certain capital expenditure requirements; or (e) the total increase or decrease in our cash balances for the stated period. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.

About CuriosityStream Inc.
CuriosityStream Inc. is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. With millions of subscribers worldwide and thousands of titles, the company operates the flagship Curiosity Stream SVOD service, available in more than 175 countries worldwide; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity Español, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. For more information, visit CuriosityStream.com.
Contacts:
CuriosityStream Investor Relations
Brett Maas
IR@CuriosityStream.com

CuriosityStream Inc.
Condensed Consolidated Balance Sheets

(unaudited and in thousands)	September 30, 2025	December 31, 2024

Assets
Current assets
Cash and cash equivalents	$14,108	$7,826
Restricted cash	60	125
Short-term investments in debt and other securities	13,672	24,236
Accounts receivable, net	9,201	6,103
Other current assets	999	1,228
Total current assets	38,040	39,518
Investments in debt securities	1,488	7,463
Investments in equity method investees	3,617	3,848
Property and equipment, net	415	520
Content assets, net	28,091	31,511
Operating lease right-of-use assets	2,839	3,065
Other assets	215	257
Total assets	$74,705	$86,182
Liabilities and stockholders’ equity
Current liabilities
Content liabilities	$86	$282
Accounts payable	2,866	5,608
Accrued expenses and other liabilities	12,265	7,003
Deferred revenue	8,277	10,970
Total current liabilities	23,494	23,863
Warrant liability	—	88
Non-current operating lease liabilities	3,570	3,887
Other liabilities	447	496
Total liabilities	27,511	28,334
Commitments and contingencies (Note 12)
Stockholders’ equity
Common stock, $0.0001 par value – 125,000 shares authorized as of September 30, 2025, and December 31, 2024; 58,297 shares issued as of September 30, 2025 and 56,814 issued as of December 31, 2024, including 216 treasury shares; 56,598 shares outstanding as of December 31, 2024; 58,081 shares outstanding as of September 30, 2025.	5	5
Treasury stock	(251)	(251)
Additional paid-in capital	374,499	366,508
Accumulated deficit	(327,059)	(308,414)
Total stockholders’ equity	47,194	57,848
Total liabilities and stockholders’ equity	$74,705	$86,182

CuriosityStream Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited and in thousands except per share amounts)	2025	2024	2025	2024

Revenues	$18,359	$12,604	$52,461	$37,000
Operating expenses
Cost of revenues	7,588	5,840	23,532	18,592
Advertising and marketing	3,442	3,590	9,651	9,676
General and administrative	11,820	6,426	23,210	18,187
	22,850	15,856	56,393	46,455
Operating loss	(4,491)	(3,252)	(3,932)	(9,455)
Change in fair value of warrant liability	174	(36)	88	(66)
Interest and other income	290	538	1,140	1,702
Equity method investment income (loss)	76	(267)	(231)	(2,175)
Loss before income taxes	(3,951)	(3,017)	(2,935)	(9,994)
(Benefit from) provision for income taxes	(207)	45	(294)	134
Net loss	$(3,744)	$(3,062)	$(2,641)	$(10,128)
Net loss per share
Basic	$(0.06)	$(0.06)	$(0.05)	$(0.19)
Diluted	$(0.06)	$(0.06)	$(0.05)	$(0.19)
Weighted average number of common shares outstanding
Basic	57,930	54,850	57,406	53,920
Diluted	57,930	54,850	57,406	53,920

CuriosityStream Inc.
Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
(unaudited and in thousands)	2025	2024

Cash flows from operating activities
Net loss	$(2,641)	$(10,128)
Adjustments to reconcile net loss to net cash provided by operating activities
Change in fair value of warrant liability	(88)	66
Additions to content assets	(7,276)	(3,412)
Change in content liabilities	(196)	92
Amortization of content assets	10,696	14,470
Depreciation and amortization expenses	122	285
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	(454)	(166)
Stock-based compensation	10,054	4,734
Equity method investment loss	231	2,175
Other non-cash items	453	359
Changes in operating assets and liabilities
Accounts receivable	(3,098)	260
Other assets	256	1,096
Accounts payable	(2,788)	(728)
Accrued expenses and other liabilities	6,500	(658)
Deferred revenue	(2,683)	(3,329)
Net cash provided by operating activities	9,088	5,116

Cash flows from investing activities
Purchases of property and equipment	(77)	—
Sales of investments in debt securities	3,500	—
Maturities of investments in debt securities	25,300	—
Purchases of investments in debt securities	(11,807)	(29,968)
Net cash provided by investing activities	16,916	(29,968)

Cash flows from financing activities
Repurchases of common stock	—	(218)
Dividends paid	(17,311)	(2,676)
Payments related to tax withholding	(2,476)	(756)
Net cash used in financing activities	(19,787)	(3,650)

Net increase in cash, cash equivalents and restricted cash	6,217	(28,502)
Cash, cash equivalents and restricted cash, beginning of period	7,951	38,215
Cash, cash equivalents and restricted cash, end of period	$14,168	$9,713

Supplemental disclosure:
Cash paid for taxes, net	$(197)	$71
Cash paid for operating leases	$473	$416

CuriosityStream Inc.
Reconciliation from Net Loss to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited and in thousands)	2025	2024	2025	2024

Net Loss	$(3,744)	$(3,062)	$(2,641)	$(10,128)
Change in fair value of warrant liability	(174)	36	(88)	66
Interest and other income	(290)	(538)	(1,140)	(1,702)
(Benefit from) provision for income taxes	(207)	45	(294)	134
Equity method investment income (loss)	(76)	267	231	2,175
Depreciation and amortization[1]	39	75	122	285
Restructuring[2]	—	3	36	218
Other nonrecurring[3]	452	47	818	113
Stock-based compensation	6,978	2,720	10,054	4,734
Adjusted EBITDA	$2,978	$(407)	$7,098	$(4,105)
[1] Amounts do not include amortization of content assets.
[2] Consists primarily of severance and workforce optimization expenses resulting from a 2024 reduction in force.
[3] Consists of nonrecurring license and risk mitigation expenses.

CuriosityStream Inc.
Reconciliation from Net Cash Flow provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024

Net cash flow provided by operating activities	$4,539	$2,260	$9,088	$5,116

Purchases of property and equipment	$—	—	(77)	—
Restructuring payments[1]	—	142	59	823
Other nonrecurring payments[2]	310	171	484	281
Adjusted Free Cash Flow	$4,849	$2,573	$9,554	$6,220
[1] Consists primarily of severance and workforce optimization payments resulting from 2024 reductions in force.
[2] Consists primarily of payments related to risk mitigation efforts.